(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No.___ )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
THE KOREA FUND, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

THE KOREA FUND, INC.
REMINDER
Dear Fellow Stockholder:
The Special Meeting of The Korea Fund, Inc. is scheduled to be held on April 11, 2007. A proxy statement and a proxy card were recently sent to you.
According to our records, your shares have not yet been voted.
The Fund’s Board of Directors recommends that stockholders vote “FOR” all proposals described in the proxy statement. Your Board believes that these proposals are in the best interests of the Fund and its stockholders.
Your vote is extremely important. Please vote today! The fastest way to vote is to use the telephone or Internet. Instructions on how to vote your shares over the telephone or Internet are on the proxy card and enclosed with this letter.
If you have already voted, please accept our thanks.
If you have any questions or if you need assistance voting, please call Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.
Thank you for taking the time to vote your shares.
Julian Reid
Chairman of the Board,
On behalf of the full Board